UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) – December 16, 2015

ENB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No)

31 E. Main St., Ephrata, PA		17522-0457
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(717) 733-4181

Not Applicable
(Former Name, Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2015, Barry W. Harting was appointed Vice President and Corporate Secretary of ENB Financial Corp (the Corporation) and Corporate Secretary of its wholly-owned subsidiary, Ephrata National Bank (the Bank), effective January 1, 2016, by the Boards of Directors of the Registrant and the Bank. Mr. Harting will be replacing Paul W. Wenger, Vice President and Corporate Secretary, who will be retiring on December 31, 2015.

Mr. Harting, age 59, currently also serves as Senior Vice President and Chief Risk Officer of Ephrata National Bank and has held that title since August of 2008. He served as Senior Vice President, Administrative Services of the Bank from 1998 to August of 2008, and has been an employee of the Bank since 1994.

There is no arrangement or understanding pursuant to which Mr. Harting was appointed as an officer of the Corporation, and there are no related party transactions between the Registrant and Mr. Harting that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Paul W. Wenger will have served as Vice President and Corporate Secretary of ENB Financial Corp from its inception on July 1, 2008 until December 31, 2015. He also will have served as Senior Vice President and Cashier of the Bank since 1999, and has been an employee of the Bank since 1967. Mr. Wenger was appointed to the Board of Directors of both the Bank and the Corporation in December of 2008. Mr. Wenger will continue serving on the boards of both the Bank and the Corporation.

The information furnished under this Item 5.02 of this Current Report on Form 8-K, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENB FINANCIAL CORP
(Registrant)

Dated: December 22, 2015	By:	/s/ Scott E. Lied
Scott E. Lied
Treasurer
(Principal Financial Officer)